EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

The registrant is IKON Office Solutions, Inc., an Ohio corporation, which has no parent. The following sets forth information with respect to IKON Office Solutions, Inc.’s subsidiaries as of December 10, 2004.

Subsidiary	% Voting Securities Owned (by whom)	State or other jurisdiction of Incorporation or organization
Chesterbrook Insurance Limited	100% IKON	Bermuda
IKON Document Services Ltd (Ireland)	100% IKON	Ireland
IKON Office Solutions A/S (Denmark)	100% IKON	Denmark
IKON Office Solutions Group PLC (IOSG)	100% IKON	United Kingdom
IKON Office Solutions Europe PLC (IOSE)	100% IOSG	United Kingdom
IKON Office Solutions PLC (IOSPLC)	100% IOSE	United Kingdom
IKON Capital PLC	100% IOSPLC	United Kingdom
Kafevend Group PLC	100% IOSPLC	United Kingdom
IKON Office Solutions Holding GmbH (IOSH)	100% IOSE	Germany
IKON Office Solutions GmbH Hamburg	100% IOSH	Germany
IKON Office Solutions GmbH Leipzig	70% IOSH/30% Uwe Paul	Germany
IKON Leasing GmbH	100% IOSH	Germany
IKON Office Solutions Spain SLU	100% IOSE	Spain
IKON Office Solutions Italia Srl	100% IOSE	Italy
IKON Office Solutions Netherlands B.V.	100%IOSE	Netherlands
IKON Office Solutions Technology Services, LLC	100% IKON	Delaware
IKON Office Solutions West, Inc.	100% IKON	Delaware
IKON Realty, Inc.	100% IKON	Delaware
INA North America Holdings, Inc. (INA)	100% IKON	Delaware
IKON Baja, S.A. de C.V.	99.79%INA/.21% IKON	Mexico
IKON Copiroyal, S.A. de C.V.	100% INA*	Mexico
IKON Office Solutions Australia Pty Ltd	100% INA	Australia
IKON Office Solutions, Inc. (Canada) (IOS-Canada)	100% INA	Canada
IKON Office Solutions Dublin Limited	100% IOS-Canada	United Kingdom
IKON Funding, Inc.	100% IKON	Delaware
IKON Receivables Funding, Inc.	100% IKON	Delaware
IKON Funding, LLC	100% IKON	Delaware
IKON Funding-1, LLC	100% IKON	Delaware
IKON Funding-2, LLC	100% IKON	Delaware
IKON Funding-3, LLC	100% IKON	Delaware
IKON Conduit Funding, Inc,	100% IKON	Delaware
IKON Funding-4, LLC	100% IKON	Delaware
IKON Funding-5, LLC	100% IKON	Delaware
IKON Receivables-2, LLC (IR-2)	100% IKON	Delaware
IKON Receivables Funding, LLC	100% IR-2	Delaware
Pimeau B.V.	100% IKON	Netherlands
IKON Office Solutions (Holdings) France S.A.S. (IOSHF)	92% IKON/8% PIMEAU	France
IKON Office Solutions S.A. S. (IOSSA)	100% IOSHF	France
Upshur Coals Corporation	100% IKON	West Virginia

*	INA owns 99.99999955425% and IKON owns .00000044585% of the voting securities of IKON Copiroyal, S.A. de C.V.